                                                                       Exhibit 5





                               September 18, 1997



The Cleveland Electric
   Illuminating Company
The Toledo Edison Company
c/o Centerior Energy Corporation
P.O. Box 94661
Cleveland, Ohio  44101

Gentlemen:

         With reference to the proposed issue and sale of the principal amounts of Series B Secured Notes (the "Notes") of The Cleveland Electric Illuminating Company and The Toledo Edison Company (each a "Company" and together, the "Companies") set forth in the Registration Statement described below and to be issued and sold under an Indenture dated as of June 13, 1997 and a First Supplemental Indenture thereto dated June 13, 1997 (as supplemented, the "Note Indenture") between the Companies and The Chase Manhattan Bank, as trustee, I am counsel for the Companies, and attorneys acting under my supervision have examined the following:

         (a) A copy of each Company's Amended Articles of Incorporation, as filed with the Secretary of the State of Ohio;

         (b) A copy of each Company's Regulations, certified by the Secretary of the Company;

         (c) The Application (as amended and supplemented) filed by the Companies with The Public Utilities Commission of Ohio for authority to issue and sell the Notes;

         (d) The Note Indenture;

         (e) The proposed form of the Notes;

         (f) The Registration Statement on Form S-4 (including the Prospectus and exhibits) relating to the Notes and the documents incorporated by reference therein, in the form in which it is being filed with the Securities and Exchange Commission (such Registration Statement being herein called the "Registration Statement" and the Prospectus contained therein being herein called the "Prospectus"); and

The Cleveland Electric
   Illuminating Company
The Toledo Edison Company
c/o Centerior Energy Corporation
September 18, 1997
Page 2

         (g) Such other documents and matters as I deem necessary to express this opinion.

         Based on the foregoing and such legal considerations as I deem relevant, I am of the opinion that:

         1. Each Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Ohio, with power to authorize the issue and sale of the Notes;

         2. The Note Indenture and the Notes are in due and legal form; and

         3. Upon (a) due execution by the Companies and authentication by the trustee of the Notes as provided in the Note Indenture and (b) issuance and sale of the Notes in accordance with the Registration Statement when the same shall have become effective, the Notes will be legally issued, valid and binding joint and several obligations of the Companies, enforceable against the Companies in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         I hereby consent (a) to the use of my name in connection with the statements made under the heading "Legal Opinions" in the Prospectus, and (b) to the filing of this opinion and consent with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                 Respectfully submitted,


                                 /s/ Paul N. Edwards
                                 ----------------------------------------------
                                 Paul N. Edwards
                                 Principal Counsel for The Cleveland Electric
                                 Illuminating Company and The Toledo
                                 Edison Company